                                                                    Exhibit 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

   We consent to the use in this Amendment No. 4 to Registration Statement No. 333-57848 of Galyan's Trading Company, Inc. on Form S-1 of our report dated March 16, 2001 (May 29, 2001 with respect to Note 16) (which report expressed an unqualified opinion and includes an explanatory paragraph referring to a change in method of accounting for store pre-opening costs, effective January 31, 1999 as described in Note 1 to the consolidated financial statements), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


   Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Galyan's Trading Company, Inc., listed in Item 16. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP
Indianapolis, Indiana

June 15, 2001